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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ceres Group, Inc. 2000 Employee Stock Purchase Plan and the Ceres Group, Inc. 2000 Agent Stock Purchase Plan of our report dated March 27, 2000, with respect to the consolidated financial statements and schedules of Ceres Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Cleveland, Ohio
April 12, 2000